UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2021 (March 26, 2021)
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2021, Sotera Health Company (the “Company”), Sotera Health Holdings, LLC (“SHH”), the Extending Revolving Lenders party thereto, the Consenting Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as First Lien Administrative Agent (in such capacity, the “Administrative Agent”), and the other Loan Parties party thereto entered into the Revolving Facilities Amendment (the “Revolving Facilities Amendment”) to the First Lien Credit Agreement dated as of December 13, 2019, as amended, by and among the Company, SHH, the Lenders party thereto, and the Administrative Agent (the “Credit Agreement”).

The Revolving Facilities Amendment amended the Credit Agreement, as of March 26, 2021, to (i) decrease the Applicable Rate (as defined in the Credit Agreement) applicable to any Revolving Loans (as defined in the Credit Agreement) (x) in the case of ABR Loans (as defined in the Credit Agreement), from a rate per annum that ranged from ABR (as defined in the Credit Agreement) plus 2.50% to ABR plus 3.00% depending on SHH’s Senior Secured First Lien Net Leverage Ratio (as defined in the Credit Agreement) as of the end of the most recently ended fiscal quarter, to ABR plus 1.75% and (y) in the case of Eurodollar Loans (as defined in the Credit Agreement), from a rate per annum which ranged from the Adjusted LIBO Rate (as defined in the Credit Agreement) plus 3.50% to the Adjusted LIBO Rate plus 4.00% depending on SHH’s Senior Secured First Lien Net Leverage Ratio as of the end of the most recently ended fiscal quarter, to the Adjusted LIBO Rate plus 2.75% and (ii) extend the maturity date of the Revolving Facility (as defined in the Credit Agreement) from December 13, 2024 to June 13, 2026. The other material terms of the Credit Agreement are unchanged. The Revolving Facilities Amendment does not change the aggregate amount of the Revolving Commitments (as defined in the Credit Agreement), which is $347,500,000. There were no Revolving Loans outstanding under the Credit Agreement at December 31, 2020 and there are no Revolving Loans outstanding under the Credit Agreement at March 31, 2021.

The foregoing description of certain provisions of the Revolving Facilities Amendment and the underlying Credit Agreement do not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement and the Revolving Facilities Amendment. The Revolving Facilities Amendment will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: March 31, 2021	By:	/s/ Scott J. Leffler
Scott J. Leffler
Chief Financial Officer and Treasurer